UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2021

HBT FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39085	37-1117216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 North Hershey Road Bloomington, Illinois		61704
(Address of principal executive offices)		(Zip Code)

(888) 897-2276

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 20, 2021, HBT Financial, Inc. (the “Company”) held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Company’s Annual Meeting of Stockholders.

Proposal 1: Election of Directors

The Company’s stockholders elected the following nominees for director to serve as directors for a term expiring in 2022 or until his or her successor shall have been elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
C. Alvin Bowman	24,856,306	143,144	1,250,471
Eric E. Burwell	24,757,522	241,928	1,250,471
Patrick F. Busch	24,646,711	352,739	1,250,471
J. Lance Carter	24,644,911	354,539	1,250,471
Allen C. Drake	24,783,481	215,969	1,250,471
Fred L. Drake	24,831,647	167,803	1,250,471
Linda J. Koch	24,968,973	30,477	1,250,471
Gerald E. Pfeiffer	24,871,742	127,708	1,250,471
Dale S. Strassheim	24,930,513	68,937	1,250,471

Proposal 2: Ratification of the Appointment of RSM US LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2021

The appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,241,668	1,542	6,711	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HBT FINANCIAL, INC.

	By:	/s/ Matthew J. Doherty
Name: Matthew J. Doherty
Title: Chief Financial Officer

Date: May 24, 2021